Exhibit 10.17

                                    SUBLEASE

                             INFINIUM SOTWARE, INC.

                           a Massachusetts corporation

                                  "Sublandlord"

                                       and

                              QUALITY SYSTEMS, INC.

                            a California corporation

                                   "Subtenant"

                                                for the premises
                                                located on the 4th floor
                                                of Lakeshore Towers Building II,
                                                18191 Von Karman Avenue,
                                                Suite 420
                                                Irvine, California

                                    SUBLEASE

      THIS SUBLEASE (this "Sublease") is made and entered into as of the 22nd day of February 2002, by and between INFINIUM SOFTWARE, INC., a Massachusetts corporation ("Sublandlord"), and QUALITY SYSTEMS, INC., a California corporation, a ("Subtenant");

                              W I T N E S S E T H:

      A. By that certain Office Lease dated November 15, 1999 (the "Prime Lease"), Lakeshore Towers Limited Partnerships Phase IV, a California limited partnership (together with its successors and assigns, "Landlord"), leased to Sublandlord Suite 420 on the fourth (4th) floor of the building known as Lakeshore Towers Building II, 18191 Von Karman Avenue, Irvine, California (the "Building"), containing approximately 11,803 rentable (10,472 usable) square feet of space, as more particularly shown on Exhibit A to the Prime lease (the "Premises"), for a term commencing on [May 1, 2000] and ending on [April 30, 2005]. A copy of the Prime Lease is attached hereto and incorporated herein as Exhibit A. Initially capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Prime Lease.

      B. Subject to the consent of Landlord as set forth in Section 18 hereof, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the Premises upon the terms and conditions hereinafter set forth.

                                A G R E E M E N T

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublandlord and Subtenant hereby agree as follows:

      1. Premises; Use.

      (a) Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises upon the terms and conditions hereinafter set forth.

      (b) Subtenant shall use the Premises solely for the Permitted Use, and Subtenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of (i) Sublandlord, which may be withheld in Sublandlord's reasonable discretion, and
(ii) Landlord, which may be withheld in Landlord's sole discretion.

      2. Term. The term of this Sublease (the "Sublease Term") shall commence on May 15, 2002 (the "Commencement Date"), and, unless sooner terminated pursuant to the provisions hereof, shall terminate on the earlier of April 30, 2005 or the prior expiration or termination of the term of the Prime Lease. Without limiting the foregoing, subject to the consent of Landlord as set forth in
Section 18 hereof, Subtenant may enter the Premises during the four (4) week period immediately preceding the Commencement Date for the sole purpose of performing the Subtenant's Improvements (as defined below), provided that Subtenant shall comply with all terms and conditions of this Sublease (other than payment of Rent) during such early access period.

      3. Base Rent.

      (a) Subtenant shall pay Sublandlord base rent for the Premises ("Base Rent") in monthly installments in accordance with the following schedule, subject to the provisions of Section 21(b) below with respect to the "Base Rent Credit":

--------------------------------------------------------------------------------------------------
                                                                            Annual Rental Rate per
                                                   Monthly Installment of          Rentable
           Period                Annual Base Rent        Base Rent               Square Foot
--------------------------------------------------------------------------------------------------
May 15, 2002 - April 30, 2003      $191,208.60          $15,934.05                  $1.35
--------------------------------------------------------------------------------------------------
May 1, 2003 - April 30, 2004       $262,026.60          $21,835.55                  $1.85
--------------------------------------------------------------------------------------------------
May 1, 2004 - April 30, 2005       $332,844.60          $27,737.05                  $2.35
--------------------------------------------------------------------------------------------------


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

      (b) Each monthly installment of Base Rent shall be due and payable in advance on the (1st) day of each calendar month of the Sublease Term; provided, however, that (i) if the Sublease Term commences on a day other than the first day of a month or ends on a day other than the last day of a month, Base Rent for such month shall be prorated; and (ii) one (1) month's Base Rent in the amount of $15,934.05 shall be paid on the date of execution and delivery of this Sublease by Subtenant. Base Rent paid under the foregoing clause (ii) shall be applied to Subtenant's obligations with respect to Base Rent for the period from July 1, 2002 through July 31, 2002 (it being understood and agreed that Subtenant shall have rent abated for the first 45 days of the Sublease Term).

      (c) All Base Rent and additional rent hereunder shall be paid without setoff or deduction whatsoever and shall be paid to Sublandlord at its office at 25 Communications Way, Hyannis, Massachusetts 02601 or at such other place as Sublandlord may designate by notice to Subtenant.

      4. Additional Rent; Payments; Interest.

      (a) As used herein, the following definitions shall apply:

            (i)   "Sublease Base Year" shall mean calendar year 2002.

            (ii) "Sublease Base Taxes" shall mean the amount of Tax Expenses for the Sublease Base Year attributable to the valuation of the Project, inclusive of tenant improvements. If in any comparison year subsequent to the Sublease Base Year the amount of Tax Expenses decreases below the amount of Sublease Base Taxes for the Premises, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Sublease Base Taxes and therefore the Sublease Base Year shall be decreased by an amount equal to the decrease in Tax Expenses.

            (iii) "Subtenant's Share" shall mean 100% of Tenant's Share, as such term is defined in Section 4.2.9 of the Prime Lease.

      (b) In addition to paying the Base Rent specified in Section 3 hereof, Subtenant shall pay Subtenant's Share (as hereafter defined) of the annual Building Direct Expenses which are in excess of the amount of Building Direct Expenses for the Sublease Base Year (as hereafter defined); provided, however, that in no event shall any decrease in Building Direct Expenses for any Expense Year below Building Direct Expenses for the Sublease Base Year entitle Subtenant to any decrease in Base Rent or any credit against sums due under this Sublease. Such payments by Subtenant, together with any and all other amounts payable by Subtenant to Sublandlord pursuant to the terms of this Sublease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this paragraph as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent hereunder. Without limitation on other obligations of Subtenant which survive the expiration of the Sublease Term, the obligations of Subtenant to pay the Additional Rent provided for in this Section shall survive the expiration of the term hereof.

      (c) If for any Expense Year ending or commencing within the term of this Sublease, the applicable Subtenant's Share of Building Direct Expenses for such Expense Year exceeds the Subtenant's Share of Building Direct Expense for the Sublease Base Year for the Premises, then Subtenant shall pay Sublandlord, in the manner set forth below, as additional rent, an amount equal to the excess ("Sublease Excess").

            (i) Sublandlord shall give Subtenant a copy of the Statement (as defined in Section 4.4.1 of the Prime Lease) for each Expense Year following receipt thereof by Sublandlord from Prime Landlord. Such Statement shall be accompanied by an invoice from Sublandlord


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

                  which shall indicate the amount of the Sublease Excess for the applicable Expense Year. Upon receipt of the Statement and accompanying invoice for each Expense Year commencing or ending during the Sublease Term, if a Sublease Excess is present, Subtenant shall pay, with its next installment of Base Rent due, the full amount of the Sublease Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Sublease Excess," as that term is defined below, and if Subtenant paid more as Estimated Sublease Excess than the actual Sublease Excess, then Subtenant shall receive a credit in the amount of Subtenant's overpayment against Rent next to under this Sublease. Neither the failure of Sublandlord to timely furnish the Statement or accompanying invoice for any Expense Year, nor Sublandlord's submission of a Statement or invoice correcting or modifying a Statement or invoice previously delivered to Subtenant, shall prejudice Sublandlord from enforcing its rights under this Section. Even though the Sublease Term has expired or been terminated and Subtenant has vacated the Premises, when the final determination is made of Subtenant's Share of Building Direct Expenses for the Expense Year in which this Sublease expires or terminates, if a Sublease Excess is present, then Subtenant shall immediately pay to Sublandlord such amount, and if Subtenant paid more as Estimated Sublease Excess than the actual Sublease Excess for such Expense Year, then Sublandlord shall, within 30 days, deliver a check payable to Subtenant in the amount of the overpayment. The provisions of this Section shall survive the expiration or earlier termination of the Sublease Term.

            (ii) In addition, Sublandlord shall deliver to Subtenant a copy of each Estimate Statement received by Sublandlord from Prime Landlord under Section 4.4.2 of the Prime Lease setting forth the Estimate of what the total amount of Building Direct Expenses for the then current Expense Year shall be and the Estimated Excess for such Expense Year. Each Estimate Statement shall be accompanied by an estimate of the Sublease Excess for the applicable Expense Year (the "Estimated Sublease Excess") as calculated by comparing the Building Direct Expenses for such Expense Year, as set forth in the Estimate, to the amount of Building Direct Expenses for the Sublease Base Year. The failure of Sublandlord to timely furnish the Estimate Statement for any Expense Year or a statement of the Estimated Sublease Excess for any such Expense Year shall not preclude Sublandlord from enforcing its rights to collect any Estimated Sublease Excess under this Section, nor shall Sublandlord be prohibited from revising any Estimate Statement or statement of Estimated Sublease Excess theretofore delivered to extent necessary. Thereafter, Subtenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Sublease Excess for the then current Expense Year (reduced by any amounts paid pursuant to the last sentence of this subsection (ii) below). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which may be delivered to Subtenant at any time), Subtenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Sublease Excess set forth with the previous Estimate Statement delivered by Sublandlord to Subtenant.

      (d) In addition to Base Rent under Section 3 and Subtenant's Share of Building Direct Expenses under the foregoing provisions of this Section 4, Subtenant shall pay Sublandlord, as Additional Rent, all amounts for which Tenant is responsible under the Prime Lease other than "Base Rent" and Tenant's Share of Building Direct Expenses, including, without limitation, the following amounts: (i) charges by Landlord for furnishing air conditioning or heating to the Premises at times in addition to those certain times specified in Section
6.1 of the Prime Lease; (ii) costs for utility consumption as provided in
Section 6.2 of the Prime Lease; (iii) costs incurred by Landlord in repairing damage to the Building beyond ordinary wear and tear caused by Subtenant or any of its agents, employees, contractors, customers or invitees; (iv) costs of increased insurance premiums due as a result of Subtenant's use of the Premises;
(v) amounts expended or incurred by Landlord on account of any default by Subtenant which gives rise to a default under the Prime Lease; (vi) personal property taxes with respect to the FF&E (as defined below) and any personal property or equipment of Subtenant; (vii) amounts charged by Landlord for


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

parking pursuant to Article 28 of the Prime Lease, including, without limitation, any taxes imposed by any governmental authority in connection with the renting of parking spaces by Subtenant or the use of parking facilities by Subtenant and any deposits required by Prime Landlord for parking access cards.

      (e) Each amount due to Sublandlord pursuant to Subsection 4(a) and Section 4(b) above and each other amount payable by Subtenant hereunder shall be due and payable with the next installment of Base Rent due after Landlord or Sublandlord has given notice to Subtenant of the amount thereof, unless an earlier date for payment of such amount is provided for elsewhere in this Sublease or the Prime Lease, in which case such amount shall be due and payable on the earliest of such dates; provided, however, that (i) Subtenant's Share of Estimated Sublease Excess shall be due and payable on the same day that Base Rent hereunder is due and payable for any applicable month, and (ii) in no event shall Subtenant pay any additional rent other than Estimated Sublease Excess later than the date on which such amount is due and payable under the Prime Lease.

      (f) All amounts other than Base Rent payable to Sublandlord under this Sublease shall be deemed to be additional rent due under this Sublease. All past due installments of Base Rent and additional rent shall bear interest from the date due until the date paid at the rate of one and one-half percent (1.5%) per month, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged (such rate being referred to herein as the "Default Rate").

      (g) Subtenant shall pay Landlord on the due dates for services requested by Subtenant which are billed by Landlord directly to Subtenant rather than Sublandlord.

      5. FF&E; Condition of Premises; Construction of Improvements; Surrender of Premises.

      (a) Subtenant shall have the right to use the furniture, fixtures and equipment located in the Premises and described on Exhibit B attached hereto and incorporated herein by this reference (the "FF&E") until the expiration or earlier termination of the term of this Sublease or of Subtenant's right to possession of the Premises. Subtenant shall maintain the FF&E in as good condition as same were in on the Commencement Date, ordinary wear and tear and damage from fire or other casualty excepted. Without limiting any rights or remedies of Sublandlord or any obligations of Subtenant hereunder, Subtenant shall pay any personal property taxes assessed against the FF&E to the applicable assessing authority on or before the date when same is due without penalty or interest (or such earlier date as may be required hereunder or under the Prime Lease). Subject to the provisions of the next sentence of this Section 5(a), Subtenant shall also (i) pay for and maintain, at all times during the term hereof, property insurance insuring the FF&E for full replacement value, with a deductible amount not to exceed $1,000, and (ii) deliver a certificate of insurance satisfactory to Sublandlord and evidencing such coverage to Sublandlord prior to the Commencement Date and deliver renewal certificates to Sublandlord not later than thirty (30) days prior to each scheduled date of expiration of the applicable policy. Notwithstanding the provisions of the immediately preceding sentence, at Subtenant's option, Subtenant shall have the right to self-insure the FF&E, provided, however, that if Subtenant elects to do so, Subtenant shall be responsible for any loss or damage to the FF&E arising from theft, fire or other casualty covered by insurance otherwise required to be maintained by Subtenant hereunder. Provided that Subtenant is not in default of any of its obligations under this Sublease, Sublandlord shall sell, transfer and convey the FF&E to Subtenant upon the expiration of the Sublease Term (or earlier termination of the Sublease Term if such earlier termination is not caused by Subtenant's default) for and in consideration of the sum of one dollar ($1.00).

      (b) Subject to the provisions of Section 21(a) below, Subtenant hereby accepts the Premises, the Building and the FF&E "AS-IS; WHERE IS, WITH ALL FAULTS." Subtenant expressly acknowledges and agrees that neither Sublandlord, nor any of its agents, contractors or employees has made any representation or warranty whatsoever with respect to the condition of the Premises, the Building or the FF&E, but if any such representations and warranties were made, same are hereby expressly disclaimed by Sublandlord and waived by Subtenant, Subtenant hereby agreeing that it has not and will not rely upon same. Without limiting the foregoing, Subtenant's taking possession of the Premises shall be conclusive evidence as against Sublandlord and Landlord that the Premises, the Building and the FF&E were in good order and satisfactory condition when Subtenant took possession subject to the provisions of Section 21(a) below.


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

      (c) Upon the expiration or earlier termination of the term hereof, or upon any earlier termination of Subtenant's right to possession of the Premises, Subtenant shall (i) surrender the Premises and the FF&E (unless Subtenant elects to purchase the FF&E under, and subject to, the terms of Section 5(a) above, in which case Subtenant shall remove the FF&E from the Premises upon the date of such expiration or termination and repair any damage to the Premises resulting therefrom at Subtenant's sole cost and expense) and deliver the same to Sublandlord broom-clean and in at least as good condition as same were in as of the date of commencement of the term of this Sublease, ordinary wear and tear and damage from fire or other casualty excepted; (ii) deliver to Sublandlord all keys to the Premises; (iii) remove all trade fixtures and personal property placed in the Premises by Subtenant; (iv) remove all alterations, additions, improvements, demising walls, cabling and the like installed by Subtenant (unless Landlord consents to same remaining at the Premises in writing pursuant to Section 18 hereof); and (v) repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Subtenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Sublandlord without notice to Subtenant and without any obligation to account for such items.

      6. The Prime Lease.

      (a) This Sublease and all rights of Subtenant hereunder and with respect to the Premises are subject to the terms, conditions and provisions of the Prime Lease. Subtenant hereby assumes and agrees to perform faithfully and be bound by, with respect to the Premises, all of Sublandlord's obligations, covenants, agreements and liabilities under the Prime Lease (including, without limitation, those under Article 28 thereof) and all terms, conditions, provisions and restrictions contained in the Prime Lease, except for:

            (i) the payment of "Base Rent" (as defined in the Prime Lease) and Tenant's Share of Building Direct Expenses; and

            (ii) the following provisions of the Prime Lease, which shall not apply to this Sublease: (A) the words "[E]xcept as specifically set forth in this Lease and the Tenant Work Letter attached hereto as Exhibit B (the 'Tenant Work Letter')" in lines 15 and 16 of Section 1.1.1 of the Prime Lease; (B) Section 1.3 (Right of First Offer); (C) Article 2 (Lease Term; Option Term); (D) Section 4.7 (Security Deposit);
                  (E) the last sentence of Section 8.1; (F) Section 8.7 (Telecommunications Equipment); (G) Section 23.5 (Tenant's Signs); (H) Exhibit B (Tenant Work Letter); (I) Exhibit F (Sign Program for Lakeshore Towers); (J) any provisions in the Prime Lease allowing or purporting to allow Sublandlord any rent concessions or abatements or construction allowances; and
                  (K) any provisions in the Prime Lease conferring upon Tenant any rights, privileges, or options or reservations in the Building except as may be provided herein.

      (b) Without limiting the foregoing:

            (i) Subtenant shall not make any changes, alterations or additions in or to the Premises except for Subtenant's Improvements as provided in Section 21(b) below, and then only to the extent of Prime Landlord's consent thereto in writing under Section 18 hereof;

            (ii) If Subtenant desires to take any other action and the Prime Lease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord. Sublandlord may condition its consent on the consent of Landlord being obtained and may require Subtenant to contact Landlord directly for such consent;

            (iii) All rights given to Landlord and its agents and
                  representatives by the Prime Lease to enter the premises covered by the Prime Lease shall inure to the benefit of Sublandlord and their respective agents and representatives with respect to the Premises;

            (iv) Sublandlord shall also have all other rights, privileges, options, reservations and remedies granted or allowed to, or held by, Landlord under the Prime Lease;


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

            (v) Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease. All policies of liability insurance shall name as additional insureds the Landlord and Sublandlord and their respective officers, directors or partners, as the case may be, and the respective agents and employees of each of them; and

            (vi) Neither Sublandlord nor Subtenant shall do anything or suffer or permit anything to be done which could result in a default under the Prime Lease or permit the Prime Lease to be cancelled or terminated.

      (c) Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary, Sublandlord and Subtenant hereby agree as follows:

            (i) Subtenant shall not without the consent of (i) Sublandlord, which consent shall not be unreasonably withheld, and (ii) Landlord, which consent may be given or withheld as set forth in the Prime Lease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Sublease or any interest of Subtenant in this Sublease, by operation of law or otherwise, or permit the use of the Premises or any part thereof by any persons other than Subtenant and Subtenant's employees, or sublet the Premises or any part thereof; provided, however, that it is specifically agreed that Prime Lease Article 14.6 (Non-Transfer) shall apply to Subtenant;

            (ii) Neither rental nor other payments hereunder shall abate by reason of any damage to or destruction of the Premises or the FF&E, the premises subject to the Prime Lease, or the Building or any part thereof, unless, and then only to the extent that, rental and such other applicable payments actually abate under the Prime Lease with respect to the Premises on account of such event;

            (iii) Subtenant shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any portion of the Building, the premises subject to the Prime Lease or the Premises by virtue of this Sublease;

            (iv) Subtenant shall not have any right to exercise or have Sublandlord exercise any option under the Prime Lease, including, without limitation, any option to extend the term of the Prime Lease or lease additional space; and

            (v) In the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control.

      (d) It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations or warranties, if any, made by Landlord in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use reasonable efforts to obtain the same from Landlord. Sublandlord shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease.

      (e) Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord, except the agreements of Subtenant in Sections 10 and 11 hereof in favor of Landlord, and then only to the extent of the same.


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

      7. Default by Subtenant.

      (a) Upon the happening of any of the following:

            (i) Subtenant fails to pay any Base Rent or any other amount due from Subtenant hereunder and such failure continues for five
                  (5) business days after notice thereof from Sublandlord to Subtenant;

            (ii) Subtenant fails to perform or observe any other covenant or agreement set forth in this Sublease and such failure continues for fifteen (15) days after notice thereof from Sublandlord to Subtenant, except that Subtenant shall not be in default if said failure cannot be cured within fifteen (15) days after the date of such notice provided that Subtenant commences to cure within fifteen (15) days after the date of such notice, thereafter diligently pursues curing of the failure and completes such cure within thirty (30) days after the date of the initial notice from Sublandlord; or

            (iii) any other event occurs which involves Subtenant or the
                  Premises and which would constitute a default under the Prime Lease if it involved Sublandlord or the premises covered by the Prime Lease;

Subtenant shall be deemed to be in default hereunder, and Sublandlord may exercise, without limiting any other rights or remedies available to it hereunder or at law or in equity, any and all rights and remedies of Landlord set forth in the Prime Lease in the event of a default by Sublandlord thereunder.

      (b) In the event Subtenant fails or refuses to make any payment or perform any covenant or agreement to be performed hereunder by Subtenant, Sublandlord may make such payment or undertake to perform such covenant or agreement (but shall not have any obligation to Subtenant to do so). In such event, amounts so paid or expended in undertaking such performance, together with all costs, expenses and attorneys' fees incurred by Sublandlord in connection therewith and interest on such amounts from the date when so paid or expended at the Default Rate, shall be additional rent hereunder.

      8. Nonwaiver. Failure of Sublandlord to declare any default or delay in taking any action in connection therewith shall not waive such default. No receipt of moneys by Sublandlord from Subtenant after the termination in any way of the term or of Subtenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the term or affect any notice given to Subtenant or any suit commenced or judgment entered prior to receipt of such moneys.

      9. Cumulative Rights and Remedies. All rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

      10. Waiver of Claims and Indemnity.

      (a) Subtenant hereby releases and waives any and all claims against Landlord and Sublandlord and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in the Premises by Subtenant during the term of this Sublease other than by reason of Landlord's or Sublandlord's gross negligence or willful misconduct and except in any case which would render this release and waiver void under law.

      (b) Subtenant agrees to indemnify, defend and hold harmless Landlord, Sublandlord and the managing agent of the Building and each of their respective officers, directors, partners, agents and employees, from and against any and all claims, demands, costs and expenses of every kind and nature, including attorneys' fees and litigation expenses, arising from Subtenant's use or occupancy of the Premises, Subtenant's construction of any leasehold improvements in the Premises or from any breach or default on the part of Subtenant in the performance of any agreement or covenant of Subtenant to be performed or performed under this Sublease or pursuant to the terms of this Sublease, or from any negligent act or omission or intentional misconduct of Subtenant or its agents,


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

officers, employees, guests, servants, invitees or customers in or about the Premises or the Building. In case any such proceeding is brought against any of said indemnified parties, Subtenant covenants, if requested by Sublandlord, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Sublandlord.

      (c) Subtenant and Sublandlord each shall indemnify and hold harmless the other from and against any and all cost, expense or liability (including reasonable attorneys' fees) incurred on account of such party's actions or the actions of its employees, agents, licensees or contractors on or about the Premises or the Building or on account of any breach or violation by the indemnifying party of this Sublease or the Prime Lease, except to the extent that the same is due to the negligence or willful misconduct of the other party or its employees, agents, invitees, licensees, or contractors. Subtenant and Sublandlord each hereby releases and waives any right or claim against the other party for loss of business, loss of profits, inconvenience, or for any other incidental or consequential damages relating to this Sublease.

      11. Waiver of Subrogation. Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, agents and employees of each of them, and Subtenant hereby waives any and all rights of recovery, claims, actions or causes of action against Landlord and its agents and employees for any loss or damage that may occur to the Premises or the premises covered by the Prime Lease, or any improvements thereto, or any personal property of any person therein or in the Building, by reason of fire, the elements or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies.

      12. Brokerage Commissions. Each party hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with this Sublease other than Trammell Crow Company ("Sublandlord's Broker") and Kern Olsen Real Estate Services ("Subtenant's Broker," and together with Sublandlord's Broker "Broker"), and that it knows of no real estate broker or agent other than Broker who is or might be entitled to a commission in connection with this Sublease. Sublandlord shall be responsible for payment of a commission to Broker pursuant to a separate written agreement with Sublandlord's Broker. Each party agrees to protect, defend, indemnify and hold the other harmless from and against any and all claims inconsistent with the foregoing representations and warranties for any brokerage, finder's or similar fee or commission in connection with this Sublease, if such claims are based on or relate to any act of the indemnifying party which is contrary to the foregoing representations and warranties.

      13. Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant's assigns. The provisions of Subsection 6(e) and Sections 10 and 11 hereof shall inure to the benefit of the successors and assigns of Landlord.

      14. Entire Agreement. This Sublease contains all the terms, covenants, conditions and agreements between Sublandlord and Subtenant relating in any manner to the rental, use and occupancy of the Premises. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect. The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by Sublandlord and Subtenant.

      15. Notices.

      (a) In the event any notice from the Landlord or otherwise relating to the Prime Lease is delivered to the Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible, but in any event within twenty-four (24) hours, deliver such notice to Sublandlord if such notice is written or advise Sublandlord thereof by telephone if such notice is oral.

      (b) Notices and demands required or permitted to be given by either party to the other with respect hereto or to the Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid:

         if to Sublandlord:         Infinium Software, Inc.
                                          25 Communications Way
                                          Hyannis, Massachusetts 02601
                                          Attn: Anne Marie Monk, Esq.
                                          Vice President and Chief Legal Counsel

         with a copy to:            Hale and Dorr LLP
                                          60 State Street
                                          Boston, Massachusetts 02109
                                          Attn: Sean T. Boulger, Esq.

         if to Subtenant:           Quality Systems, Inc.
                                          18191 Von Karman Ave., #420
                                          Irvine, CA
                                          Attn: Mr. Lou Silverman, President

         if to Landlord:                  at the address of Landlord as set
                                          forth in the Prime Lease.

Notices and demands shall be deemed to have been given on the date when: (i) deposited with the United States Postal Service, if mailed; (ii) delivered if made by personal delivery; or (iii) deposited with the applicable overnight air courier service, if sent by overnight mail. Either party may change its address for receipt of notices by giving notice to the other party in accordance with the foregoing provisions of this Section.

      16. Authority of Subtenant. Each of Sublandlord and Subtenant represents and warrants to the other that this Sublease has been duly authorized, executed and delivered by and on behalf of such party and constitutes the valid, enforceable and binding agreement of such party.

      17. Security Deposit.

      (a) Subtenant acknowledges that Sublandlord is unwilling to execute this Sublease unless Subtenant provides Sublandlord with security for Subtenant's obligations under this Sublease. Accordingly, Subtenant shall deliver to Sublandlord, on the date that Subtenant executes and delivers this Sublease to Sublandlord, a cash security deposit in the amount of $27,737.05 (the "Security Deposit").

      (b) In the event that Subtenant is in default, beyond the expiration of applicable notice and cure periods, of any of its obligations under this Sublease, then Sublandlord shall have the right, at any time after such event, without giving any further notice to Subtenant, to apply all or part of the Security Deposit to cure such default. In the event of any such application by Sublandlord, Subtenant shall, within five (5) business days of written demand therefor, restore the Security Deposit to the original amount required hereunder.

      (c) Sublandlord shall not be required to hold the Security Deposit in a separate account, nor shall Subtenant be entitled to any interest earned with respect thereto.

      (d) To the extent that Sublandlord has not previously drawn upon the Security Deposit, and to the extent that Subtenant is not otherwise in default of its obligations under this Sublease as of the expiration or earlier termination of this Sublease, Sublandlord shall promptly return the Security Deposit to Subtenant.

      (e) In no event shall the Security Deposit be deemed to be a prepayment of rent or considered as a measure of liquidated damages.

      18. Consent of Landlord. The obligations of Sublandlord and Subtenant under this Sublease, and the right of Subtenant to perform the Subtenant Improvements, are conditioned and contingent upon the Landlord consenting hereto. In the event Landlord's consent is not obtained on or before the date which is forty-five (45) days after the date of execution hereof by Sublandlord and Subtenant, then this Sublease shall automatically terminate and become null and void, and neither Sublandlord nor Subtenant shall have any further obligations or liability hereunder or to each other with respect to the Premises, except for Sublandlord's obligation to refund to Subtenant the security deposit and any rent paid by Subtenant attributable to the period after the date of termination, subject to and in accordance with the terms hereof.

      19. Examination. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option for the Premises or in any manner bind Sublandlord, and no lease, sublease or obligation on Sublandlord shall arise until this instrument is signed and delivered by Sublandlord and Subtenant and the consent of Landlord is obtained as described in Section 18 above; provided, however, that the execution and delivery by Subtenant of this Sublease to Sublandlord shall constitute an irrevocable offer by Subtenant to sublease the Premises on the terms and conditions herein contained, which offer may not be revoked unless Sublandlord fails to execute this Sublease within thirty (30) days after the date of such delivery by Subtenant.

      20. Parking. Provided that Subtenant is not in default of any of its obligations hereunder, during the term of this Sublease Subtenant shall have the rights and privileges with respect to parking provided to Sublandlord under
Article 28 of the Prime Lease, subject to payment and performance by Subtenant of the obligations of "Tenant" thereunder.

      21. Sublease Improvements.

      (a) Prior to the Commencement Date, Sublandlord and Subtenant shall conduct a walkthrough of the Premises for the purpose of determining the damage, if any, caused by Sublandlord as a result of Sublandlord's move-out from the Premises. Sublandlord shall, at Sublandlord's expense: (i) clean the carpets existing in the Premises as of the date hereof, (ii) provide touch-up paint to the walls existing in the Premises on the date hereof, and (iii) repair any damage to the Premises caused by Sublandlord's move-out from the Premises, all to the extent reasonably necessary. The foregoing shall constitute Subtenant's sole obligation with respect to clean up or improvements to the Premises.

      (b) Subject to (i) Subtenant's compliance with the terms and conditions of this Sublease and the Prime Lease, including, without limitation, Article 8 of the Prime Lease, and (ii) to Prime Landlord's consent, Subtenant shall have the right to perform the alterations described in Exhibit C attached hereto (the "Subtenant's Improvements"), at Subtenant's sole cost and expense.

      22. Miscellaneous.

      (a) If any dispute should arise between Sublandlord and Subtenant with respect to interpretation or performance of this Sublease, the nonprevailing party shall pay the prevailing party's reasonable attorneys' fees and costs.

      (b) This Sublease shall be governed by and interpreted under and construed and enforced in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date aforesaid.

                                        SUBLANDLORD:

                                        INFINIUM SOFTWARE, INC.
                                        a Massachusetts corporation

                                        /s/ Anne Marie Monk
                                               Executive Vice President


                                        SUBTENANT:

                                        QUALITY SYSTEMS, INC.

                                        /s/ Lou Silverman
                                               President/CEO

Exhibits

"A" - Prime Lease

"B" - List of FF&E

"C" - Subtenant's Improvements

                                    EXHIBIT A

                                   PRIME LEASE


                               Ex. A - pg. 1 of 1

                                    EXHIBIT B

                                  LIST OF FF&E


                               Ex. B - pg. 1 of 1

                                    EXHIBIT C

                            SUBTENANT'S IMPROVEMENTS


                               Ex. C - pg. 1 of 1